UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHINA INTERNET NATIONWIDE FINANCIAL SERVICES INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Dongsanhuan Middle Road #1 Building Unit 1 Room 1501 Unit 13-14, Chaoyang District, Beijing, People’s Republic of China	100020
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement fi le number to which this form relates: ______________________(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of the Company’s Securities to be Registered

The securities to be registered hereby are the shares of ordinary shares, par value $0.001 per share (“Ordinary Shares”), of China Internet Nationwide Financial Services Inc. (the “Registrant”). The description of the Ordinary Shares to be registered hereunder is contained in the section entitled “Description of Share Capital” of the prospectus included in the Registrant’s Registration Statement on Form F-1 (File No. 333-217326), as filed with the Securities and Exchange Commission on April 17, 2017, as supplemented and amended (the “Registration Statement”), and is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The Ordinary Shares to be registered on this Form 8-A are to be listed on the NASDAQ Global Market LLC. In accordance with the instructions to Form 8-A, no exhibits are required to be filed as part of this Form 8-A because no other securities of the Registrant are registered on the NASDAQ Global Market LLC and because the securities being registered on this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 28, 2017	CHINA INTERNET NATIONWIDE FINANCIAL SERVICES INC.
(Registrant)

	By:	/s/ Jianxin Lin
Jianxin Lin
Chief Executive Officer